Exhibit 10.15

                     DIRECTOR RETIREMENT BENEFITS AGREEMENT



     This Director Retirement Benefits Agreement is made and entered into as of January 15, 2003, by and among Downey Financial Corporation ("DFC"), Downey Savings and Loan Association, F.A. ("DSLA") and Sam Yellen ("Yellen").

     The parties agree as follows:

1. Yellen will retire from the Boards of DFC and DSLA effective February 28, 2003.

2. Until his retirement, Yellen will continue to serve on both Boards and be compensated for his service according to the scheduled Board fees.

3. Any 2003 Board fees paid in advance to Yellen will be pro-rated through February 2003.

4. For 26 consecutive months commencing in March 2003 and continuing through April 2005, DFC and/or DSLA (collectively "Downey") will pay Yellen $4,416.66 per month as supplemental director retirement benefits.

5. For 60 consecutive months commencing in May 2005 and continuing through April 2010, Downey will pay Yellen $3,055.55 per month, consistent with the current retirement benefits provided to directors.

DOWNEY FINANCIAL CORP.



By: /s/ Dan Rosenthal                    /s/ Sam Yellen
    -----------------                    ---------------
Its: President                               Sam Yellen


DOWNEY SAVINGS AND LOAN
ASSOCIATION, F.A.


By: /s/ Dan Rosenthal
    -----------------
Its: President